Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COCA-COLA ENTERPRISES INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	58-0503352
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including Zip Code)

COCA-COLA ENTERPRISES INC.

SUPPLEMENTAL MATCHED EMPLOYEE

SAVINGS AND INVESTMENT PLAN

(Full title of the Plan)

John J. Culhane, Esq.

Senior Vice President and General Counsel

Coca-Cola Enterprises Inc.

2500 Windy Ridge Parkway

Atlanta, GA 30339

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (770) 989-3000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Coca-Cola Enterprises, Inc. Common Stock, $1.00 par value	1,000,000 shares	$20.30 (1)	$20,300,000 (1)	$2,572.01 (1)

(1)	Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on August 16, 2004.

1

Except for portions revised and included below, the contents of the Registration Statement on Form S-8 (Registration No. 333-90229) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 for its fiscal year ended December 31, 2003;

(b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2003;

(c) the description of the Registrant’s common stock to be offered hereby which is contained in the registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated hereby by reference and to be a part hereof from the date of filing of such documents.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of August, 2004.

COCA-COLA ENTERPRISES INC.
(Registrant)

JOHN R. ALM*
John R. Alm
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.

JOHN R. ALM* (John R. Alm)	President, Chief Executive Officer and a Director (principal executive officer)	August 16, 2004

SHAUN B. HIGGINS* (Shaun B. Higgins)	Senior Vice President and Chief Financial Officer (principal financial officer)	August 16, 2004

WILLIAM W. DOUGLAS, III* (William W. Douglas, III)	Vice President, Controller and Principal Accounting Officer (principal accounting officer)	August 16, 2004

LOWRY F. KLINE* (Lowry F. Kline)	Director	August 16, 2004

JOHN L. CLENDENIN* (John L. Clendenin)	Director	August 16, 2004

JAMES E. COPELAND, JR.* (James E. Copeland, Jr.)	Director	August 16, 2004

CALVIN DARDEN* (Calvin Darden)	Director	August 16, 2004

J. TREVOR EYTON* (J. Trevor Eyton)	Director	August 16, 2004

GARY P. FAYARD* (Gary P. Fayard)	Director	August 16, 2004

MARVIN J. HERB* (Marvin J. Herb)	Director	August 16, 2004

STEVEN J. HEYER* (Steven J. Heyer)	Director	August 16, 2004

L. PHILLIP HUMANN* (L. Phillip Humann)	Director	August 16, 2004

JOHN E. JACOB* (John E. Jacob)	Director	August 16, 2004

SUMMERFIELD K. JOHNSTON, JR. * (Summerfield K. Johnston, Jr.)	Director	August 16, 2004

JEAN-CLAUDE KILLY* (Jean-Claude Killy)	Director	August 16, 2004

PAULA G. ROSPUT* (Paula G. Rosput)	Director	August 16, 2004

*By:	/S/ JOHN J. CULHANE
John J. Culhane
Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 16, 2004.

COCA-COLA ENTERPRISES INC.

By:	GLOBAL RETIREMENT PROGRAM COMMITTEE

By:	/S/ VICKI R. PALMER
Vicki R. Palmer

Title: Chairperson

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5	Opinion of John J. Culhane re: legality of Securities

23.1	Consent of John J. Culhane (included as part of Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney.

24.2	Resolution of the Board of Directors.

An opinion of counsel with respect to ERISA matters is not included, because the securities being registered are not original issuance securities, and the plan is a nonqualified deferred compensation plan not subject to the substantive requirements of ERISA.